Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 12/26/2001



Servicing Certificate                                        Group 1             Group 2
---------------------
Beginning Pool Balance                                     244,920,773.44     20,881,549.42
Beginning PFA                                                        0.00              0.00
Ending Pool Balance                                        239,319,971.82     20,468,944.20
Ending PFA Balance                                                      -                 -
Principal Collections                                        5,074,160.53        412,605.22
Principal Draws                                                         -                 -
Net Principal Collections                                    5,074,160.53        412,605.22
Active Loan Count                                                   6,304               273

Interest Collections                                         2,909,518.81        246,187.81

Weighted Average Net Loan Rate                                  15.06526%         14.94667%
Substitution Adjustment Amount                                       0.00              0.00

             Beginning           Ending                                                 Interest  Security
Term Notes    Balance            Balance         Factor      Principal      Interest    Shortfalls   %         Coupon
----------    -------            -------         ------      ---------      ---------   ----------   -         ------
Class A-I-1   20,238,367.32     14,677,169.15    0.2567465   5,561,198.17     37,904.78      0.00   0.0489         2.248%
Class A-I-2   26,379,000.00     26,379,000.00    1.0000000           0.00    132,774.30      0.00   0.0879         6.040%
Class A-I-3   41,965,000.00     41,965,000.00    1.0000000           0.00    219,267.13      0.00   0.1399         6.270%
Class A-I-4   17,163,000.00     17,163,000.00    1.0000000           0.00     92,108.10      0.00   0.0572         6.440%
Class A-I-5   30,678,000.00     30,678,000.00    1.0000000           0.00    169,495.95      0.00   0.1023         6.630%
Class A-I-6   42,404,000.00     42,404,000.00    1.0000000           0.00    243,823.00      0.00   0.1413         6.900%
Class A-I-7   59,245,000.00     59,245,000.00    1.0000000           0.00    355,963.71      0.00   0.1975         7.210%
Class A-II    20,229,955.54     19,777,746.87    0.7911099     452,208.67    117,165.16      0.00   0.0659         6.950%


Certificates     -                  -              -             -         1,178,400.20     -        -           -

Beginning Overcollateralization Amount                       7,500,000.00
Overcollateralization Amount Increase (Decrease)                    (0.00)
Outstanding Overcollateralization Amount                     7,500,000.00
Overcollateralization Target Amount                          7,500,000.00

Credit Enhancement Draw Amount                                       0.00
Unreimbursed Prior Draws                                             0.00


                                                                                               Number       Percent
Group 1                                                           Balance                     of Loans     of Balance
-------                                                           -------                     --------     ----------
Delinquent Loans (30 Days)                                   1,725,442.85                        48          0.72%
Delinquent Loans (60 Days)                                   1,116,861.44                        32          0.47%
Delinquent Loans (90+ Days) (1)                              2,240,423.90                        58          0.94%
REO                                                                  0.00                        0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                                                               Number       Percent
Group 2                                                           Balance                     of Loans     of Balance
-------                                                           -------                     --------     ----------
Delinquent Loans (30 Days)                                     124,562.54                        1           0.61%
Delinquent Loans (60 Days)                                              -                        0           0.00%
Delinquent Loans (90+ Days) (1)                                         -                        0           0.00%
REO                                                                  0.00                        0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                             Liquidation To-Date
Beginning Loss Amount                                        1,584,800.57
Current Month Loss Amount                                      526,641.09
Current Month Principal Recovery                                     0.00
Net Ending Loss Amount                                       2,111,441.66              0.01

                                                        Special Hazard                         Fraud       Bankruptcy
Beginning Amount                                                     0.00                           0.00           0.00
Current Month Loss Amount                                            0.00                           0.00           0.00
Ending Amount                                                           -                              -              -

Liquidation Loss Distribution Amounts                                0.00
Extraordinary Event Losses                                           0.00
Excess Loss Amounts                                                  0.00

Capitalized Interest Account
Beginning Balance 0.00 Withdraw relating to Collection Period 0.00 Ending CIA
Balance Transferred to Seller 0.00 Interest Earned (Zero, Paid to Funding
Account) 0.00 Total Ending Capitalized Interest Account Balance as of Payment
Date 0.00 Interest earned for Collection Period 0.00 Interest withdrawn related to prior Collection Period 0.00


Prefunding Account
Beginning Balance                                                    0.00
Additional Purchases during Revolving Period                         0.00
Excess of Draws over Principal Collections                           0.00
Ending PreFunding Account Balance to Notes                          0.00
                                                                    ----
Total Ending Balance as of Payment Date                              0.00
Interest earned for Collection Period                                0.00
Interest withdrawn related to prior Collection Period                0.00

Current Month Repurchases Units                                         0
Current Month Repurchases ($)                                           0

